                                                                    EXHIBIT 99.1


AT ADVANCED ENERGY:
RICHARD BECK                                  CATHY KAWAKAMI
ADVANCED ENERGY INDUSTRIES, INC.              ADVANCED ENERGY INDUSTRIES, INC.
970-407-6204      970-407-6732
DICK.BECK@AEI.COM                             cathy.kawakami@aei.com

AT EMCO:
CHARLES MILLER                                PHILIP BOURDILLON/EUGENE HELLER
EMCO                                          SILVERMAN HELLER ASSOCIATES
303-651-0550                                  310-208-2550

FOR IMMEDIATE RELEASE


                   ADVANCED ENERGY AND EMCO RENEGOTIATE MERGER

FORT COLLINS AND LONGMONT, COLORADO (OCTOBER 23, 2000)--Advanced Energy Industries, Inc. (Nasdaq: AEIS) and Engineering Measurements Company (Nasdaq:
EMCO) today announced that they have renegotiated their merger agreement and changed the consideration to be paid by Advanced Energy from stock to cash.

As a result, the EMCO shareholders' meeting that was scheduled for today, October 23, 2000, will be rescheduled, and a new proxy statement relating to the amended merger terms will be distributed to the EMCO shareholders. The exact date of the meeting, which Advanced Energy and EMCO intend to hold as soon as possible, will be announced once regulatory authorities clear the new proxy statement.

The original merger agreement, which was announced on July 6, 2000, had provided that Advanced Energy would issue in the merger 900,000 shares of its common stock to the EMCO shareholders. As a result of the recent decline in Advanced Energy's stock price, Advanced Energy now will pay to the EMCO shareholders, if the amended merger agreement is approved, cash in an aggregate amount equal to $30 million plus the exercise prices paid in cash by EMCO option holders on exercise of any EMCO stock options between today and the completion of the merger. EMCO shareholders will receive in the merger up to $7.10 per share of EMCO stock that they hold. The actual amount to be received per share will depend on the EMCO stock options, if any, that are exercised before the completion of the merger.

"We are excited to have EMCO join us as an important part of our integration strategy," said Doug Schatz, Chairman and Chief Executive Officer of Advanced Energy. "Recent stock market volatility, and the subsequent decrease in the value of Advanced Energy shares required us to revisit the terms of our pending merger with EMCO. The board of directors and management of EMCO support our revised offer," continued Mr. Schatz.

The transaction is subject to approval by EMCO's shareholders and certain other conditions, and there can be no assurance that it will be completed.

About Advanced Energy
Advanced Energy (AE) is a global leader in the development, marketing, and support of technology solutions that are critical in the manufacture of semiconductors, data storage products, and flat panel displays. Original equipment manufacturers (OEMs) and end-users around the world depend on AE products when plasma-based technology plays a vital role in their manufacturing process. AE offers a comprehensive suite of key subsystems for vacuum process systems including power conversion and control solutions, process monitoring and machine control tools, ion-beam sources, dynamic temperature control products, and plasma abatement technologies. AE technology solutions are sold and supported globally by direct offices, representatives and distributors. Founded in 1981, AE is a publicly held company whose common stock is quoted on the Nasdaq National Market under the symbol AEIS.

About EMCO
Engineering Measurements Company designs, manufactures, and markets electronic and electro-mechanical precision instruments for measuring and controlling the flow of liquids, steam, and gases, and also engages in contract electronic printed circuit board assembly. EMCO is a publicly held company whose common stock is quoted on the Nasdaq National Market under the symbol EMCO.

Additional Information
EMCO and its executive officers and directors may be deemed to be participants in the solicitation from EMCO's shareholders of proxies with respect to the merger. Information regarding these executive officers and directors, and a description of any interests that they may have in the merger, will be included in the proxy statement relating to the merger that EMCO will file with the Securities and Exchange Commission. The proxy statement will be mailed to EMCO's shareholders.

Investors and security holders are urged to read the Proxy Statement when it becomes available. The Proxy Statement will contain important information about the merger and related matters. Investors and security holders will be able to obtain free copies of the Proxy Statement, once it is filed with the SEC, through the web site maintained by the SEC at www.sec.gov.

Advanced Energy and EMCO file annual and quarterly reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Advanced Energy or EMCO at the SEC's public reference facilities, which are at the following locations:

            Washington D.C.                            New York                                Chicago
            ---------------                            --------                                -------
       450 Fifth Street, N.W.                  Seven World Trade Center               500 West Madison Street
       Room 1024                               Suite 1300                             Suite 1400
       Washington, D.C.  20549                 New York, NY  10048                    Chicago, IL  60661

You may call the SEC at 1-800-SEC-0330 for more information about its public reference facilities. You also may obtain copies of Advanced Energy's or EMCO's filings, at prescribed rates, by writing to the Public Reference Section of the SEC at the Washington D.C. address above or by visiting the web site maintained by the SEC at www.sec.gov. Reports and other information regarding Advanced Energy and EMCO also may be read at the National Association of Securities Dealers at 1735 K Street, N.W., Washington, DC 20006.

In addition, you may obtain free copies of any of Advanced Energy's SEC filings by writing to Advanced Energy at 1625 Sharp Point Drive, Fort Collins, CO 80525,
Attention: Richard P. Beck or by calling Advanced Energy's Investor Relations at 970-221-4670.

You may obtain free copies of any of EMCO's SEC filings, including the Proxy Statement, by writing to EMCO at 600 Diagonal Highway, Longmont, CO 80501,
Attention: Investor Relations, or by calling EMCO's Investor Relations at 303-651-0550.

This press release does not constitute an offer to buy or sell any securities.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the companies' reasonable judgments with respect to future events, but are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Among the factors that could cause such different results are: the conditions to the merger, including approval by the EMCO shareholders, might not be met; the merger might not be completed for other reasons; we might not be able to integrate the companies' operations successfully; integration of the companies' operations could result in unanticipated costs or substantial diversion of management's attention; and the projections on which the companies relied to determine the advisability of the merger ultimately might not prove to have been accurate. These and other cautionary statements are detailed in Advanced Energy's SEC reports, including annual reports on Form 10-K and quarterly reports on Form 10-Q. Free copies of these documents are or will be available from the SEC and the companies, as set forth above. Neither Advanced Energy nor EMCO assumes any obligation to update the information in this press release.


                                       ###